EXHIBIT 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated November 14, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Versant Corporation on Form 10-K for the year ended October 31, 2003.  We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of Versant Corporation on Form S-8 (File Nos. 333-87922, 333-67776, and 333-107956).

/s/Grant Thornton LLP

San Jose, CA
January 14, 2004